UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2014

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 4, 2014, Liberty Broadband Corporation (the “Company”) issued a press release (the “Press Release”) announcing that it has determined the per share subscription price, commencement date and expiration date for its previously announced rights offering. Each whole Series C Right entitles its holder to subscribe, at a per share subscription price of $40.36, for one share of Series C common stock pursuant to a basic subscription privilege, and also entitles the holder to subscribe for additional shares of Series C common stock pursuant to an oversubscription privilege. The rights offering will commence on Thursday, December 11, 2014, and will expire at 5:00 p.m., New York City time, on Friday, January 9, 2015, unless extended by the Company. Trading in the Series C Rights under the symbol “LBRKR” is expected to commence on the Nasdaq Global Select Market on Thursday, December 11, 2014.

This Item 7.01 of this Current Report on Form 8-K and the Press Release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release, dated December 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2014

LIBERTY BROADBAND CORPORATION

By:  /s/ Wade Haufschild

Name: Wade Haufschild

Title:   Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release, dated December 4, 2014